Exhibit 99.1
NEWS RELEASE
INVESTOR CONTACT: Janine Orf (314) 275-3680 jorf@patriotcoal.com MEDIA CONTACT: Michael Freitag/Jonathan Keehner/ Aaron Palash Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

PATRIOT COAL RECEIVES COURT APPROVAL OF
$802 MILLION OF DIP FINANCING ON INTERIM BASIS

Court Also Grants Other Interim Orders to Support Business

Mining Operations and Customer Shipments Continuing In Ordinary Course

ST. LOUIS, July 10 – Patriot Coal Corporation, a producer and marketer of coal products in the eastern United States, today announced that the Bankruptcy Court for the Southern District of New York (the “Court”) granted Patriot interim approval of its $802 million Debtor-in-Possession financing ("DIP") from Citigroup Global Markets Inc., Barclays Bank PLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers, and granted Patriot interim authorization to access immediately $677 million of the DIP financing. The DIP financing and cash from the Company’s ongoing operations will provide Patriot with financial flexibility to operate its business in the ordinary course, including funding post-petition payments to suppliers and meeting other customary business obligations, during the reorganization process.

In addition, the Bankruptcy Court granted interim authorization for Patriot to continue to pay wages and provide health care and other benefits to employees, use existing cash management systems, and take certain other actions to help ensure that Patriot’s mining operations and customer shipments continue in the ordinary course.

As previously announced, Patriot Coal and substantially all of its wholly owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of New York on July 9, 2012. The case has been assigned to the Honorable Shelley C. Chapman.

Additional information is available on Patriot’s website at www.patriotcoal.com or by calling Patriot’s Restructuring Hotline, toll-free in the U.S., at 877-600-6531. (For calls originating outside the U.S., please dial 1-336-542-5677.) Also, court filings and other documents related to the reorganization proceedings are available on a separate website administered by Patriot’s claims agent, the Garden City Group, at www.PatriotCaseInfo.com.

About Patriot Coal

Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 12 active mining complexes in Appalachia and the Illinois Basin.  The Company ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995.  These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with our Chapter 11 filings and our business and financial prospects. Statements of management's expectations, including its expectation to have financial flexibility to operate its business in the ordinary course are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition.  We do not undertake to update our forward-looking statements.  Factors that could affect our results include, but are not limited to: (i) the ability of Patriot and its subsidiaries to continue as a going concern, (ii) the ability of Patriot and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of Patriot and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv) the effects of the bankruptcy filing on Patriot and its subsidiaries and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi) the length of time Patriot and its subsidiaries will operate under the Chapter 11 cases, (vii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of Patriot and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on Patriot’s liquidity or results of operations, (ix) the ability to execute Patriot’s business and restructuring plans, (x) increased legal costs related to Patriot’s bankruptcy filing and other litigation, and (xi) the ability of Patriot and its subsidiaries to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in Patriot’s public filings and those discussed above cause results to differ materially from those expressed in Patriot’s forward-looking statements, Patriot’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.  Patriot undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot’s Form 10-K and Form 10-Q reports.

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